AUTHORIZED PARTICIPANT AGREEMENT

FOR

EACH TRUST LISTED ON SCHEDULE A

This Authorized Participant Agreement (the “Agreement”) is entered into by and between ALPS Distributors, Inc. (the “Distributor”) and                              (NSCC#                     )(the “Authorized Participant” or “Participant”) and is subject to acceptance by State Street Bank and Trust Company (“Transfer Agent”). The Transfer Agent serves as the transfer agent for each trust listed on Schedule A (each, a “Trust”) and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor, the Transfer Agent and the Authorized Participant acknowledge and agree that the Trust shall be a third party beneficiary of this Agreement, and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Distributor has been retained to provide services as principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of beneficial interest (sometimes referred to as “Shares”), of each of the separate investment portfolios of the Trust (each such portfolio a “Fund” and collectively, the “Funds”).

As specified in the Trust’s prospectus, including any separate summary prospectus, as applicable, and statement of additional information incorporated therein (collectively, the “Prospectus”), the Shares of any Fund offered thereby may be purchased or redeemed only in aggregations of a specified number of Shares referred to therein and herein as a “Creation Unit.” All references to “cash” shall refer to US Dollars (“USD”). The number of Shares constituting a Creation Unit of each Fund is set forth in the Prospectus. Creation Units of Shares may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Distributor. The Prospectus provides that Creation Units generally will be sold in exchange for an in-kind deposit of a designated portfolio of equity securities (the “Deposit Securities”) and an amount of cash computed as described in the Prospectus (the “Cash Component”), plus a purchase “Transaction Fee” as described in the Prospectus, delivered to the Trust by the Authorized Participant for its own account or acting on behalf of another party, and any additional fees or taxes. Together, the Deposit Securities and the Cash Component constitute the “Creation Deposit,” which represents the minimum initial and subsequent investment amount for Shares of any Fund of the Trust. References to the Prospectus are to the then current Prospectus as it may be supplemented or amended from time to time. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Creation Units of Shares (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “CNS Clearing Process,” or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”) (the “DTC Process”). The procedures for processing an order to purchase Shares (each a “Purchase Order”) and an order to redeem Shares (each a “Redemption Order”) are described in the Trust’s Prospectus and in Annex I to this Agreement. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Prospectus and Annex I hereto, as each may be amended by the Trust from time to time. An Authorized Participant may not place a Purchase Order following execution and delivery to the Distributor of this Agreement until it is notified by the Distributor of the Authorized Participant’s status. An Authorized Participant may not cancel a Purchase Order or a Redemption Order after an order is placed by the Authorized Participant.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1. STATUS OF AUTHORIZED PARTICIPANT.

(a) The Authorized Participant hereby represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of Shares of any Fund (i) through the CNS Clearing Process, it is a member of NSCC and an Authorized Participant in the CNS System of NSCC (as defined in the Fund’s Prospectus, a “Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a Depository Trust Company (“DTC”) participant (a “DTC Participant”). The Authorized Participant may place Purchase Orders or Redemption Orders for Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in this Agreement, the Prospectus and Annex I hereto (“Execution of Orders”). Any change in the foregoing status of the Authorized Participant shall terminate this Agreement and the Authorized Participant shall give prompt, but in any event within 5 days, written notice to the Distributor, the Trust and the Transfer Agent of such change.

(b) The Authorized Participant hereby represents and warrants that it, unless Section 1(c) is applicable: (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, or it is exempt from, or it is otherwise not required to be licensed as, a broker-dealer, (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Authorized Participant conducts its activities, or it is otherwise exempt, (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”) and (iv) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and the Authorized Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant agrees to comply with all applicable United States federal laws, the laws of the states or other jurisdictions in which it conducts business, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of the FINRA, and that it will not offer or sell Shares of any Fund of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c) If the Authorized Participant is offering or selling Shares of any Fund of the Trust in jurisdictions outside the several states, territories and possessions of the United States (“US”) and is not otherwise required to be registered, qualified, or a member of the FINRA as set forth above, the Authorized Participant nevertheless agrees: (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) to comply with the full disclosure and other requirements of the 1933 Act and the regulations promulgated thereunder as they relate to offers, offers to sell, offers to buy, sales and purchases of the Funds’ Shares and (iii) to conduct its business in accordance with the FINRA Conduct Rules.

(d) The Authorized Participant represents, covenants and warrants that it has established and presently maintains, and will continue to maintain throughout the term of this Agreement, an anti-money laundering program (the “Program”) reasonably designed to prevent the Authorized Participant from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, and is in compliance with the Program and all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT ACT”).

(e) The Authorized Participant understands and acknowledges that the method by which Creation Units of Shares will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by the Trust on an ongoing basis, at any point a “distribution,” as such term is used in the 1933 Act, may be occurring. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The

Authorized Participant should review the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an Order (defined below). The Authorized Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

(f) In addition to the foregoing, the Authorized Participant represents, covenants and warrants that it will maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement as may be necessary or appropriate to perform this Agreement;

2. EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a) All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus and the procedures described in Annex I hereto. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the telephone lines used by the Distributor, Transfer Agent and anyone acting on behalf of the Funds will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the Transfer Agent. The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Authorized Participant agrees to comply with such procedures as may be issued from time to time. In the event of a conflict between the Prospectus and any such procedures, the Prospectus shall control.

(b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that delivery of a Purchase Order or Redemption Order shall be irrevocable, provided that the Trust or its designees and the Distributor on behalf of the Trust reserves the right to reject any Purchase Order until the trade is released as “good” as described in Annex I hereto and any Redemption Order that is not in proper form or is otherwise not accepted. Orders for redemption will be subject to rejection if, among other reasons, the Trust reasonably believes that the Authorized Participant does not hold the requisite number of Shares to fulfill the redemption request. If a request for redemption is rejected, the Authorized Participant will be notified.

(c) With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to the Trust any dividend, interest, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Authorized Participant or any party for which it is acting that, based on the valuation of such Deposit Security or the record date for such dividend, interest, distribution or other corporate action at the time of transfer, should have been paid to the Trust. With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that the Trust or its designees is entitled to reduce the amount of money or other proceeds due to the Authorized Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Authorized Participant or any party for which it is acting that, based on the valuation or the record date for such dividend, interest, distribution or other corporate action of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Trust acknowledges and agrees to return, or cause the return, to the Authorized Participant any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation or the record date for such dividend, interest, distribution or other corporate action of such Deposit Security at the time of transfer, should have been paid to the Authorized Participant or any party for which it is acting.

(d) The Authorized Participant understands and agrees that in the case of each Fund that invests in international or global securities, the Trust has caused its Custodian to maintain with the applicable subcustodian (“Subcustodian”) for such Fund an account in the relevant foreign jurisdiction to which the

Authorized Participant shall deliver or cause to be delivered for itself and any party for which it is acting (whether as a customer or otherwise) in connection with the purchase of a Creation Unit the Deposit Securities, with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

3. NSCC.

Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent or other designee to transmit to the NSCC on behalf of the Authorized Participant such instructions, including amounts of the Deposit Securities and Cash Component as are necessary, consistent with the instructions issued by the Authorized Participant. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent or other designee and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.

4. PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a) The Distributor will provide to the Authorized Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Distributor represents, warrants and agrees that it will notify the Authorized Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus to customers. The Distributor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 4 when the Authorized Participant has received such revised, supplemented or amended prospectus by email at                      @                    .com, in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter. The Authorized Participant agrees to deliver a Prospectus if such delivery is required by applicable law, and at the request of the Distributor, to deliver proxy material, annual and other reports of the Trust or other similar information that the Trust is obligated to deliver to its shareholders to the Authorized Participant’s customers that custody Trust Shares with the Authorized Participant, after receipt from the Trust or the Distributor of sufficient quantities to allow mailing thereof to such customers.

(b) The Distributor represents and warrants that (i) the Trust’s registration statement on Form N-1A and the Prospectus contained therein conforms in all material respects to the requirements of the 1933 Act, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder and do not and will not, as of the applicable effective date as to the Prospectus and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except the registration under the 1933 Act of the Shares.

(c) The Authorized Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those contained in the Trust’s then current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Distributor. The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Authorized Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The

Authorized Participant understands that neither the Trust nor any of its Funds will be advertised or marketed as an open-end investment company, (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose that the Shares are not redeemable shares of the Trust. In addition, the Authorized Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in whole Creation Units only.

(d) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares and (ii) for internal use by the Authorized Participant.

5. SUBCUSTODIAN ACCOUNT.

The Authorized Participant understands and agrees that in the case of each International Fund, the Trust has caused the Trust’s custodian (“Custodian”) to maintain with the applicable subcustodian (“Subcustodian”) for such Fund an account in the relevant foreign jurisdiction to which the Authorized Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount) on behalf of itself or any party for which it is acting (whether or not a customer), with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

6. TITLE TO SECURITIES; RESTRICTED SHARES.

The Authorized Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Custodian and/or relevant Subcustodian in accordance with the terms of the Prospectus, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by: (i) any agreement or arrangement entered into by the Authorized Participant or any party for which it is acting in connection with a Purchase Order (including, but not limited to, any repurchase agreement or securities lending or borrowing agreement) or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

7. CASH COMPONENT AND FEES.

(a) For Funds that Invest in Securities traded on U.S. Exchanges (“Domestic Funds”): The Authorized Participant hereby agrees that as between the Trust and itself or any party for which it acts in connection with a Purchase Order for any Domestic Fund, it will make available in same day funds for each purchase of Shares an amount of cash sufficient to pay the Cash Component and any other amounts of cash due to the Trust in connection with the purchase of any Creation Unit of Shares (including the purchase Transaction Fee for in-kind and cash purchases and the additional variable charge for cash purchases (when, in the sole discretion of the Trust, the Distributor or their designees, cash purchases are available or specified as described in the Prospectus)) (the “Cash Amount”) which shall be made through DTC to an account maintained by the Custodian and shall be provided in same day or immediately available funds on or before the Settlement Date as described in the Trust’s Prospectus (“Contractual Settlement Date”). The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the full cash amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters.

(b) For Funds that Invest in Securities traded on Non-U.S. Exchanges (“International Funds”): The Authorized Participant hereby agrees that as between the Trust and itself or any party for which it acts in connection with a Purchase Order for any International Fund, it will make available in same day funds for each purchase of Shares the Cash Amount as described in Section 7(a) above which shall be made via Fed Funds Wire to an account maintained by the Custodian and shall be provided in same day or immediately available funds at least one business day before Contractual Settlement Date. The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the full Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters.

8. ROLE OF AUTHORIZED PARTICIPANT.

(a) The Authorized Participant acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, any Fund, the Distributor, the Transfer Agent, or any other service providers to the Trust in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Distributor, the Transfer Agent, or the Authorized Participant’s custodian or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(b) In executing this Agreement, the Authorized Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other Authorized Participant or indirect participant, or any other shareholder in an underlying shares account (“Beneficial Owner”), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c) The Authorized Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust, the Distributor or their designees upon the request of the Trust or the Distributor.

9. AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

(a) Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Trust, the Transfer Agent, the Distributor or their designees, the Authorized Participant shall deliver to the Transfer Agent and the Trust or their designees, with copies to the Distributor at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate in a form approved by the Trust (see Annex II to this Agreement) setting forth the names, signatures and other requested information of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor, the Transfer Agent, the Trust and their designees as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor, the Transfer Agent, the Trust and their designees of a superseding certificate in a form approved by the Trust bearing a subsequent date.

(b) Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Distributor, the Transfer Agent, the Trust and their designees and such notice shall be effective upon receipt by each of the Distributor, the Transfer Agent, the Trust and their designees. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person shall be identified and instructions issued by the Authorized Person hereunder shall be authenticated. If after issuance, an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Transfer Agent.

(c) The Distributor and the Transfer Agent shall assume that all instructions issued to them using a PIN Number have been properly placed by an Authorized Person, unless the Transfer Agent or Distributor, as the case may be, has actual knowledge to the contrary or the Authorized Participant has properly revoked such PIN Number. Neither the Distributor nor the Transfer Agent shall have any obligation to verify that an Order is being placed by an Authorized Person.

10. REDEMPTION.

(a) The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days that the U.S. stock exchange where the Shares are principally listed (as specified in the Prospectus) (the “Listing Exchange”) is open for trading or business.

(b) The Authorized Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of Shares of any Fund unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Creation Units of Shares of the relevant Fund to be redeemed and to the entire proceeds of the redemption and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such Shares to the Transfer Agent in accordance with, this Agreement, the Prospectus or as otherwise required by the Trust. The Authorized Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units of Shares of a Beneficial Owner are held in the account of a single Authorized Participant.

11. BENEFICIAL OWNERSHIP.

(a) The Authorized Participant represents and warrants to the Distributor, Transfer Agent and the Trust that (based upon the number of outstanding Shares of each Fund made publicly available by the Trust) (i) it does not hold, and will not as a result of the contemplated transaction hold, for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, or (ii) if it does hold for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, that such a circumstance would not result in the Fund acquiring a basis in the portfolio securities deposited with the Fund with respect to an order to create Shares in such Fund different from the market value of such portfolio securities on the date of such order, pursuant to Section 351 and 362 of the Internal Revenue Code of 1986, as amended. Such representation and warranty shall be deemed repeated with respect to each order for one or more Creation Units of Shares of any Fund. If more than one Beneficial Owner is combined in an order to create Shares, this representation is made by taking into account all such Beneficial Owners’ ownership of Shares as a group. The Authorized Participant understands and agrees that the order form relating to any order for one or more Creation Units of Shares of any Fund shall state substantially the same foregoing representations and warranties. Such representation and warranty shall be deemed repeated with respect to each order for one or more Creation Units of Shares of any Fund.

(b) The Trust and its Transfer Agent and Distributor and their designees shall have the right to require information from the Authorized Participant regarding Shares’ ownership of each Fund, and to rely thereon to the extent necessary to make a determination regarding ownership of 80% or more of the currently outstanding Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

12. INDEMNIFICATION.

This section 12 shall survive the termination of this Agreement.

(a) The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Transfer Agent, their respective subsidiaries, affiliates, directors, officers, employees, designees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys’ fees) incurred by such AP Indemnified Party in connection with, arising out of or as a result of: (i) any breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws or regulations, including rules and regulations of self-regulatory organizations; (iv) actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with Annex I or II hereto (as each may be amended from time to time) reasonably believed by the recipient of such instructions to be genuine and to have been given by the Authorized Participant, or (v)(1) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (2) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 4 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Trust or the Distributor or is based upon any omission or alleged omission by the Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

(b) The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, the Trust and their affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys’ fees) incurred by such Distributor Indemnified Party as a result of: (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Annex I and II hereto (as each may be amended from time to time) reasonably believed by the Authorized Participant to be genuine and to have been given by the Distributor, or (v) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in connection with the Authorized Participant’s acting in its capacity as an Authorized Participant. The Distributor shall not be liable to any Distributor Indemnified Party for any damages arising out of mistakes or errors in data provided to the Distributor, or mistakes or errors by, or, provided that the Distributor maintains a reasonably prudent business continuity or disaster recovery plan, out of interruptions or delays of communications with the Distributor Indemnified Parties, or due to any action of a service provider to the Trust.

(c) This Section 12 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of, or in connection with, any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Distributor Indemnified Party, as the case may

be. The term “affiliate” in this Section 12 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

13. LIMITATION OF LIABILITY.

(a) The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

(b) In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Distributor, nor the Transfer Agent, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor or the Transfer Agent be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for: (i) the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation; or (ii) losses incurred by the Participant or Beneficial Owner as a result of unauthorized use of any PIN Number.

(c) Provided that the Distributor and Transfer Agent, as the case may be, maintains a business continuity or disaster recovery plan, neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(d) The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(e) The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith. The Transfer Agent shall not be liable for any damages arising out of mistakes or errors in data provided to the Transfer Agent, out of interruptions or delays of electronic means of communications, or due to any action of another service provider to the Trust.

(f) Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Trust, the Distributor or their agents pay any such tax or charge or it is otherwise imposed, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

14. INFORMATION ABOUT CREATION DEPOSITS.

The Authorized Participant understands that the number and names of the designated portfolio of Deposit Securities to be included in the current Creation Deposit for each Fund will be made available by NSCC on each day that the Listing Exchange is open for trading and will also be made available on each such day through the facilities of the NSCC.

15. ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands the Prospectus, and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Shares are incorporated herein by reference.

16. NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address or telephone, facsimile or telex numbers as follows:

Russell ETF Trust

909 A Street

Tacoma, Washington 98402

ATTN: Mary Beth Rhoden, Associate General Counsel

All notices to the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

17. EFFECTIVENESS, TERMINATION AND AMENDMENT.

(a) This Agreement shall become effective after execution and delivery to the Distributor upon notice by the Distributor to the Authorized Participant. This Agreement may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties and may be terminated earlier by the Trust or the Distributor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement supersedes any prior such agreement between or among the parties.

(b) This Agreement may be amended by the Trust or the Distributor from time to time without the consent of any Authorized Participant or Beneficial Owner by the following procedure. The Trust or the Distributor will mail a copy of the amendment to the Authorized Participant and the Trust or Distributor, as applicable, and the Transfer Agent. If neither the Authorized Participant nor the other party (including the Transfer Agent) objects in writing to the amendment within ten (10) days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

18. GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (regardless of the laws that might otherwise govern under applicable Massachusetts conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the Commonwealth of Massachusetts in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

19. SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

20. ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

21. INTERPRETATION.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

22. ENTIRE AGREEMENT.

This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof. Additional or other procedures relating to the manner of creating or redeeming Creation Units, when issued by the Trust, shall become part of this Agreement.

23. SEVERANCE.

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Distributor determines in its discretion, after consulting with the Trust and the Transfer Agent, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Distributor’s notification of the Trust and Transfer Agent of such a determination, this Agreement shall immediately terminate and the Distributor will so notify the Authorized Participant immediately.

24. NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

25. SURVIVAL.

Section 12 (Indemnification) hereof shall survive the termination of this Agreement.

26. OTHER USAGES.

The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

27. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:

ALPS DISTRIBUTORS, INC.

BY:
NAME:
TITLE:
ADDRESS:	1290 Broadway, Suite 1100, Denver CO 80203
TELEPHONE:	303.623.2577
FACSIMILE:	303.623.7850

[NAME OF AUTHORIZED PARTICIPANT]

BY:
NAME:
TITLE:
ADDRESS:
TELEPHONE:
FACSIMILE:
TAX ID NO:

ACCEPTED BY: STATE STREET BANK AND TRUST COMPANY, AS TRANSFER AGENT

BY:
NAME:
TITLE:
ADDRESS:
TELEPHONE:
FACSIMILE:

ANNEX I

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR EACH TRUST LISTED ON SCHEDULE A

This document supplements the Prospectus with respect to the procedures to be used by the Distributor and Transfer Agent in processing orders for the creation and redemption of Creation Units of each series of the Trust.

A Participant is required to have signed the Participant Agreement. Upon acceptance of the Participant Agreement by the Trust, the Distributor and the Transfer Agent, the Transfer Agent will assign a personal identification number to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to Creation Units.

TO PLACE AN ORDER FOR CREATION OR REDEMPTION OF CREATION UNITS

1.

(a) Call to Receive an Order Number. For creations, an Authorized Person for the Participant will call the telephone representative at the number set forth in the Fund’s order form not later than the order cut-off time as set forth in the Fund’s order form or such earlier time as designated by the Fund (the “Order Cut-Off Time”), which is incorporated into and made a part of this Agreement, to receive an Order Number. For redemptions, an Authorized Person for the Participant will call the telephone representative at the number set forth in the Fund’s order form not later than the Order Cut-Off Time to receive an Order Number. In all cases, the Order Cut-Off Time is no later than the closing time of the regular trading session on the New York Stock Exchange (ordinarily 4:00 p.m. New York time).

Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the order, the telephone representative will issue a unique Order Number. All orders with respect to the creation or redemption of Creation Units are required to be in writing and accompanied by the designated Order Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Order Cut-Off Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE ORDER CUT-OFF TIME WILL NOT BE ACCEPTED.

NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS CONTAINING THE DESIGNATED ORDER NUMBER AND AUTHORIZED PERSON’S SIGNATURE AND TRANSMITTED BY FACSIMILE (the “Order”).

(b) Place the Order. An Order Number is only valid for a limited time. The Order for creation or redemption of Creation Units must be sent by facsimile to the telephone representative within 20 minutes of the issuance of the Order Number. In the event that the Order is not received within such time period, the telephone representative will attempt to contact the Participant to request immediate transmission of the Order. Unless the Order is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the order will be deemed invalid. All orders are subject to approval of the Distributor.

(c) Await Receipt of Confirmation.

1.

Clearing Process. The Distributor or the Transfer Agent shall issue a confirmation of Order acceptance within approximately 15 minutes of its receipt of an Order received in good form. In the event the Participant does not receive a timely confirmation from the Distributor or the Transfer Agent, it should contact the telephone representative at the business number indicated.

2.

Outside the Clearing Process. In lieu of receiving a confirmation of Order acceptance, the DTC Participant will receive an acknowledgment of Order acceptance. The DTC Participant shall deliver by settlement date the Deposit Securities and Cash Component (in the case of creations) or the Creation Unit size aggregation of shares by settlement date (in the case of redemptions) to the Trust through DTC. The Trust shall settle the transaction within the prescribed settlement date.

(d) Ambiguous Instructions. In the event that an Order contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, the telephone representative will attempt to contact the Participant to request confirmation of the terms of the order. If an Authorized Person confirms the terms as they appear in the Order then the order will be accepted and processed. If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time. If the telephone representative is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are illegible, as determined in the sole discretion of the Distributor or the Transfer Agent, the Order will be deemed invalid and the telephone representative will attempt to contact the Participant to request retransmission of the Order. A corrected Order must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time.

2.	Election to Place Orders by Internet.

(a) General. Notwithstanding the foregoing provisions, Orders may be submitted through the Internet (“Web Order Site” or “Fund Connect”), but must be done so in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the State Street Fund Connect Buy-Side User Agreement (which must be separately entered into by the Participant) (the “Fund Connect Agreement”) and the applicable Fund Connect User Guide (or any successor documents). To the extent that any provision of this Agreement is inconsistent with any provision of any Fund Connect Agreement, the Fund Connect Agreement shall control with respect to State Street’s provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Participant acknowledges that references to the applicable Fund Connect User Guide (or any successor documents) contained herein are for instructional purposes only, and such Fund Connect User Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Trust, the Transfer Agent, the Distributor or their respective agents or affiliates.

(b) Certain Acknowledgements. The Participant acknowledges and agrees (i) that the Trust, the Transfer Agent, the Distributor and their respective agents may elect to review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Participant may place

Orders as otherwise set forth in this Annex I; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Participant’s own discretion and risk.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE FUND CONNECT AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUST, THE TRANSFER AGENT, THE DISTRIBUTOR OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

(c) Election to Terminate Placing Orders by Internet. The Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.

3.

Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Participant acknowledges it may be difficult to reach the Trust or its agents by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Trust may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case you may redeem or exchange Shares by other means.

4.

Processing an Order. The Transfer Agent, Distributor and the Trust each reserve the right to reject any Order in the event that its acceptance would appear to result in the Participant or a Beneficial Owner owning eighty percent (80%) or more of all outstanding shares of a given Fund. In such event, the telephone representative will attempt to contact an Authorized Person for purposes of reconfirming the representation provided by the Participant in Section 10 of the Agreement. In the event that (i) the telephone representative is unable to contact an Authorized Person or (ii) the Participant fails to transmit an identical Order or other acceptable document in the sole discretion of the Distributor or Transfer Agent, as the case may be, containing a representation and warranty as to such fact, then the Order shall be deemed invalid.

5.

Creation of Creation Units Prior to Receipt of Deposit Securities. Creation Units may be created in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities, provided that the Participant deposits an initial deposit of cash with the Trust having a value greater than the net asset value of the shares on the date the order is placed in proper form. In addition to available Deposit Securities, cash must be deposited in an amount equal to the sum of (i) the Cash Component, plus (ii) equal to 115% of the market value of the undelivered Deposit Securities (the “Additional Cash Deposit”). The order shall be deemed to be received on the Business Day on which the order is placed provided that the order is placed in proper form prior to Order Cut-Off Time on such date and federal funds in the appropriate amount are deposited with the Trust’s Custodian by 1:00 p.m. eastern time on settlement date. If the order is not placed in proper form by Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. eastern time on settlement date, then the order may be deemed to be rejected and the Participant shall be liable to the Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit with the Trust at least equal to 115% of the daily marked to market value of the missing Deposit Securities. In the sole discretion of the Trust following the initial settlement date, the Trust may use the cash on deposit to purchase the missing Deposit Securities. The Participant will be liable to the Trust for the costs incurred by the Trust in connection with any such purchases and the Participant shall be liable to the Trust for any shortfall between the cost to the Trust of purchasing any missing Deposit Securities and the value of the collateral. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the purchase order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Custodian or purchased by the Trust and deposited into the Trust. An additional transaction fee may be charged as described in the Prospectus. The delivery of Creation Units so created will occur no later than the prescribed settlement date following the day on which the purchase order is deemed received by the Distributor.

ANNEX II

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR EACH TRUST LISTED ON SCHEDULE A

The following individuals are Authorized Persons pursuant to Section 8 of the Participant Agreement between ALPS Distributors, Inc., and State Street Bank and Trust Company:

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(2)	E-MAIL ADDRESS(2)	CITY OF BIRTH(2)

NAME OF AUTHORIZED PARTICIPANT:

(NSCC# )

By:

Name:

Title:

(1)	Required information.
(2)	Required information to use the Web Order Site.

SCHEDULE A

Russell Exchange Traded Funds Trust